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                                    EXHIBIT B








                               Page 31 of 33 Pages

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Directors of Genzyme
--------------------

         Set forth below is the name, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted of each director of Genzyme. Unless otherwise indicated, each director is a citizen of the United States.

         Henri A. Termeer
         Chairman of the Board, President and Chief Executive Officer Genzyme Corporation
         One Kendall Square
         Cambridge, Massachusetts  02139
         Citizenship: The Netherlands

         Constantine E. Anagnostopoulos
         Managing General Partner
         Gateway Associates (venture capital limited partnership)
         800 Maryland Avenue, Suite 1190
         St. Louis, Missouri  63105

         Douglas A. Berthiaume
         President and Chief Executive Officer
         Waters Corporation (high technology manufacturer of products used for analysis and purification)
         34 Maple Street
         Milford, Massachusetts  01757

         Henry E. Blair
         Chief Executive Officer
         Dyax Corporation
         P.O. Box 648
         275 Mill Way
         Barnstable, Massachusetts  02630

         Robert J. Carpenter
         President and Chief Executive Officer
         VacTex, Inc.
         70 Walnut Street
         Wellesley, Massachusetts  02181

         Charles L. Cooney
         Professor of Chemical and Biochemical Engineering
         Massachusetts Institute of Technology
         25 Ames Street
         Building 66-Room 472
         Cambridge, Massachusetts  02139


                               Page 32 of 33 Pages

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         Henry R. Lewis
         Chairman of the Board
         Delphax Systems
         35 Clover Street
         Belmont, Massachusetts  02178

Executive Officers of Genzyme

         Set forth below is the name and present principal occupation of each of the executive officers of Genzyme. Unless otherwise indicated, each executive officer is a citizen of the United States and has as his principal business address One Kendall Square, Cambridge, Massachusetts 02139.

         Henri A. Termeer
         Chairman of the Board, President and Chief Executive Officer
         Citizenship: The Netherlands

         Earl M. Collier, Jr.
         Executive Vice President

         Geoffrey F. Cox, Ph.D.
         Executive Vice President, Diagnostic Products, Genetics,
         Pharmaceuticals and Manufacturing Operations
         Citizenship: United Kingdom

         David D. Fleming
         Group Senior Vice President, Diagnostic Products and Genetics

         John V. Heffernan
         Senior Vice President, Human Resources

         David J. McLachlan
         Executive Vice President, Finance; Chief Financial Officer

         Richard A. Moscicki, M.D.
         Senior Vice President, Clinical, Medical and Regulatory Affairs; Chief Medical Officer

         Gregory D. Phelps
         Executive Vice President

         Alan E. Smith, Ph.D.
         Senior Vice President, Research; Chief Scientific Officer
         Citizenship: United Kingdom

         G. Jan van Heek
         Executive Vice President
         Citizenship: The Netherlands

         Peter Wirth, Esq.
         Executive Vice President and Chief Legal Officer




                               Page 33 of 33 Pages